UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 2, 2025

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address Not Applicable[1]	Address Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None[2]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ( 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 NeuBase Therapeutics, Inc. (the “Company”) terminated its lease agreement for its headquarters. Accordingly, the Company does not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to the Company’s agent for service of process at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.

2 On May 16, 2024, The Nasdaq Stock Market LLC (“Nasdaq”) filed a Form 25 with the Securities and Exchange Commission (“SEC”) to delist the shares of common stock, $0.0001 par value per share, of the Company, as a result of the events disclosed in the Company’s Current Report on Form 8-K filed with the SEC on May 3, 2024.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2025, Todd P. Branning, the Interim Chief Executive Officer and Chief Financial Officer of NeuBase Therapeutics, Inc. (the “Company”), notified the Company of his resignation as interim Chief Executive Officer and Chief Financial Officer, effective as of close of business on January 3, 2025. Such resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 4, 2025, Mr. Branning was appointed to the Board of Directors of the Company (the “Board”). There are no family relationships between Mr. Branning and any director or executive officer of the Company, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Branning has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

On January 4, 2025, Dov A. Goldstein, M.D. notified the Company of his resignation as a member of the Board, effective immediately. Such resignation did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events

On January 2, 2025, the Board approved and adopted a Plan of Distribution (the “Plan of Distribution”) in accordance with the Company’s ongoing liquidation and dissolution pursuant to its Plan of Dissolution. Pursuant to the Plan of Distribution, the Company will distribute an aggregate of approximately $500,000 as an initial distribution (on a pro-rata basis) to stockholders of record as of June 26, 2024. The initial distribution of cash will be in the amount of $0.13 per share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC.
(Registrant)

Date: January 7, 2025	By:	/s/ Todd P. Branning
Todd P. Branning
Director